Exhibit 10.18

Guarantee

          This Guarantee (“Guarantee”) is made by the undersigned Daniel W. Dowe, an individual resident of the state of New York (“Guarantor”), to Summit Financial Resources L.P. (“Summit”), a Hawaii limited partnership, as an inducement to Summit to enter into a Financing Agreement and an Addendum to Financing Agreement (Inventory Financing) (collectively, the “Financing Agreement”) with Artisanal Cheese, LLC, a New York limited liability company (“Client”).

          For good and valuable consideration, receipt of which is hereby acknowledged, Guarantor, as a compensated Guarantor, agrees as follows:

          1.          Definitions. Terms defined in the above recitals shall have the meanings set forth above. Terms defined in the singular shall have the same meaning when used in the plural and vice versa. As used herein, the term:

          “Acceptable Account” means an Account of Client which meets and complies with the following conditions:

                      a.          Client has sole and unconditional good title to the Account, the Account and any goods sold to create the Account being free from any other security interest, assignment, lien or other encumbrance of any type;

                      b.          The Account is a bona fide obligation of the account debtor for the amount identified on the invoice evidencing the Account and there have been no payments, deductions, credits, payment terms, or other modifications or reductions in the amount owing on such Account except as disclosed in writing to Summit;

                      c.          Client has no knowledge or reason to believe that the Account will not be timely paid in full by the account debtor;

                      d.          Any services performed or goods sold which give rise to the Account have been rendered or sold in compliance with all applicable laws, ordinances, rules and regulations and were performed or sold in the ordinary course of Client’s business;

                      e.          There have been no extensions, modifications, or other agreements relating to payment of the Account except as disclosed in writing to Summit; and

                      f.          Client has no knowledge of any proceeding that has been commenced or petition filed under any bankruptcy or insolvency law by or against the account debtor; or that a receiver, trustee or custodian has been appointed for any part of the property of the account debtor; or that any property of the account debtor has been assigned for the benefit of creditors.

          “Acceptable Inventory” shall have the meaning set forth in the Addendum to Financing Agreement (Inventory Financing).

          “Account” shall have the meaning set forth in the Financing Agreement.

          “Agreements” means the Financing Agreement or any agreements related thereto.

          “Client Indebtedness” means any and all obligations of Client owing to Summit arising from or related to the Agreements, including, without limitation, the Inventory Indebtedness.

          “Collateral” means, in addition to the meaning set forth in the Financing Agreement, any and all other collateral for the Client Indebtedness and/or the Guarantor Indebtedness, now existing or hereafter created or arising, including Accounts purchased by Summit.

          “Collateral Management Fee / Inventory” shall have the meaning set forth in the Addendum to Financing Agreement (Inventory Financing).

          “Guarantor Indebtedness” means any and all amounts owing to Summit by Guarantor pursuant to this Guarantee.

          “Inventory” shall have the meaning set forth in the Financing Agreement.

          “Inventory Indebtedness” means any and all obligations of Client owing to Summit arising from or related to the Addendum to Financing Agreement (Inventory Financing), including, without limitation, the obligations of Client to pay to Summit when due (i) the total outstanding amount of advances based upon Acceptable Inventory; (ii) all interest accrued on advances based on Acceptable Inventory; and (iii) all fees, including, without limitation, Collateral Management Fee / Inventory, commissions, and charges related to advances based upon Acceptable Inventory.

          “Loss Event” means:

                      a.        Any Account was not an Acceptable Account at the time of purchase by Summit; or

                      b.          Any fraud, intentional misrepresentation, negligent misrepresentation, conversion, misappropriation of payment from an account debtor, or other misconduct by Client or its owners, directors, officers, employees, agents, or representatives shall have occurred with respect to any Account.

          2.          Guarantee.

                      a.          Validity Guarantee. Upon the occurrence of a Loss Event concerning an Account which is not promptly repurchased by Client as required by the Financing Agreement, Guarantor shall pay Summit upon demand the face amount of each such Account.

                      b.          Inventory Financing Guarantee. Guarantor absolutely and unconditionally guarantees to Summit that Client shall promptly and fully perform, pay, and discharge the Inventory Indebtedness. If Client fails to pay any Inventory Indebtedness promptly as the same becomes due, Guarantor agrees to pay the Inventory Indebtedness on demand.

          3.          Guarantee Unconditional. The liability of Guarantor hereunder is not conditional or contingent upon the genuineness, validity, sufficiency or enforceability of the Agreements or any Collateral. Except as otherwise expressly provided herein, Summit shall not be required to (i) proceed against Client by suit or otherwise, (ii) foreclose, proceed against, liquidate or exhaust any Collateral, or (iii) exercise, pursue or enforce any right or remedy Summit may have against any other guarantor (whether hereunder or under a separate instrument), any other party, or otherwise, prior to proceeding against Guarantor. This Guarantee is an absolute and unconditional guarantee of payment of the Accounts which are the subject of a Loss Event and payment of the Inventory Indebtedness, and not of collectability.

          4.          Interest, Collection Costs and Attorneys Fees. If Guarantor fails to pay any Guarantor Indebtedness promptly as the same becomes due, Guarantor agrees to pay (i) interest on the Guarantor Indebtedness from the due date until paid, both before and judgment, at the Daily Funds Rate (as defined in the Financing Agreement), and (ii) all costs and expenses, including reasonable attorneys fees, incurred by Summit in enforcing or exercising any remedies under this Guarantee and any other rights and remedies against Guarantor. Additionally, Guarantor agrees to pay all costs and expenses, including reasonable attorneys fees and legal expenses, incurred by Summit in any bankruptcy proceedings of any type involving Guarantor, including, without limitation, expenses incurred in modifying or lifting the automatic stay, determining adequate protection, use of cash collateral, or relating to any plan of reorganization.

          5.          Waiver by Guarantor. Guarantor expressly and absolutely, without affecting the liability of Guarantor hereunder:

                      a.          Waives notice of acceptance by Summit of this Guarantee, the offer of guarantee contemplated by this Guarantee, or any other notice which may be required relative to the acceptance of this Guarantee;

                      b.          Waives notice of the failure of Client to make any payment on the Client Indebtedness and notice of the failure of any party to pay to Summit any Account or other indebtedness held by Summit as Collateral;

                      c.          Waives notice of any adverse change in Client’s condition, financial or otherwise, or of any other fact which might materially increase Guarantor’s risk, whether or not Summit has knowledge of the same;

                      d.          Waives notice of transactions which have occurred under the Agreements or relating to or affecting this Guarantee;

                      e.          Waives demand, protest, notice of dishonor or nonpayment or presentment for payment of any note, agreement, or other evidence of the Guarantor Indebtedness and the Client Indebtedness;

                      f.          Waives notice of any kind in bringing and prosecuting any action on any note, agreement, or other evidence of the Client Indebtedness, diligence in connection with the collection on any note, agreement, or other evidence of Client Indebtedness and the handling of any Collateral existing, or to exist, in connection therewith; and

                      g.          Waives any right to require Summit to exhaust any Collateral or to first proceed against any other person or property, except that Summit shall not proceed in any manner against Guarantor for a period of sixty (60) days following an Event of Default (the “Forbearance Period”); and that during the Forbearance Period Summit, to the extent permitted by law, agrees to use its commercially reasonable efforts to collect payment on the Accounts, cooperate in good faith with Guarantor to foreclose upon and dispose of the Inventory, and, to the extent Summit determines, in its sole discretion, that it is in its best interest to do so, foreclose upon and dispose of the other Collateral.

          6.           Consent to Summit’s Acts. Guarantor hereby authorizes and consents to Summit at any time and from time to time, without notice or further consent of Guarantor, doing the following and Guarantor agrees that the liability of Guarantor shall not be released, diminished, impaired, reduced, exonerated, or affected by:

                      a.          The taking or accepting, or the failure by Summit to take or accept, any other collateral, guarantee for the Client Indebtedness;

                      b.          The modification, amendment, or extension, of any of the Agreements, or other evidence of the Client Indebtedness, to the granting of any other credit, and to the acceleration of maturity of the Client Indebtedness;

                      c.          Any complete or partial release, waiver, exchange, substitution, subordination, impairment, loss, compromise, or other modification of the Collateral or any other guarantee at any time existing in connection with the Client Indebtedness;

                      d.          The complete or partial release or substitution of Client or any other guarantors on the Client Indebtedness;

                      e.          Any renewal, extension, modification, acceleration, consolidation, adjustment, indulgence, forbearance, waiver or compromise of the payment of any part or all of the Client Indebtedness, or any liability of any other party or any other guarantor therefore, or the performance of any covenant contained in any agreement had or to be had in connection with the Client Indebtedness, the Agreements, or the Collateral, either with or without notice to or consent of Guarantor;

                      f.          Any neglect, delay, omission, failure, or refusal of Summit to take or prosecute any action for the collection of the Client Indebtedness or any part thereof, or for the enforcement of any provision of any of the Agreements, or to foreclose or exhaust, or take or prosecute any action in connection with any Collateral or any guarantee of the Client Indebtedness, specifically including, but without limitation, the failure of Summit to perfect any security interest in any Collateral;

                      g.          Any increase or decrease in the rate of interest on any note, agreement, or other evidence of the Client Indebtedness;

                      h.          Acceptance of any partial payments on the Client Indebtedness and the application of such partial payments to part of the Client Indebtedness; or

                      i.           Summit’s exercising any and all rights and remedies available to Summit by law, at equity or agreement, even if the exercise thereof may affect, modify, or eliminate Guarantor’s right of subrogation against Client or any other party.

          7.           Summit’s Remedies. In the event Summit obtains another guarantee for the Client Indebtedness or there is more than one Guarantor under this Guarantee, Guarantor agrees that Summit, in its sole discretion, may, except as otherwise expressly provided herein, (i) bring suit against Guarantor and/or the guarantors under any other guarantee, or any of the Guarantors individually, for the Guarantor Indebtedness, (ii) compromise or settle with any one or more of Guarantor and/or the guarantors under any other guarantee for such consideration as Summit may deem proper, and (iii) release one or more of Guarantor and/or the guarantors under any other guarantee from liability. Guarantor further agrees that such action shall not impair or affect the rights of Summit to collect the entire unpaid Guarantor Indebtedness from Guarantor pursuant to this Guarantee.

          8.           Application of Payments. Without affecting any obligation created hereby or hereunder, Guarantor grants to Summit full power and authority, in its discretion and at any time and in such manner and on such terms as it deems fit, with or without notice to Guarantor, to apply payments and recoveries on the Client Indebtedness and on the Guarantor Indebtedness in such manner and in such order of priority as Summit deems proper, whether or not such obligation is due at the time of such application.

          9.           Term of Guarantee. This Guarantee shall remain in full force and effect until all Client Indebtedness and all Guarantor Indebtedness has been fully paid. No termination of this Guarantee by Guarantor shall be effective.

          10.           Subrogation, Contribution and Indemnification. Guarantor hereby waives any and all rights of subrogation, contribution or indemnification against Client or any other guarantor of any nature whatsoever, now existing or hereafter arising or created.

          11.           Cumulative Rights. The rights and remedies herein conferred are cumulative and not exclusive of any other rights or remedies and shall be in addition to every other right, power and remedy herein specifically or hereafter existing at law, in equity or by statute which Summit might otherwise have and may be exercised from time to time and as often and in such order as may be deemed expedient by Summit. No delay or omission by Summit in the exercise of any such right, power or remedy or in the pursuance of any remedy shall impair any such right, power, or remedy or be construed to be a waiver of any default or to be an acquiescence therein.

          12.           Governing Law. This Guarantee shall be governed by, and construed in accordance with, the laws of the State of Utah.

          13.           Binding Effect. This Guarantee may be executed and delivered to Summit prior to the execution and delivery of the Agreements. This Guarantee shall nonetheless be considered a binding, enforceable Guarantee upon its execution and delivery to Summit.

          14.           Revival Clause. If the incurring of any debt by Client or Guarantor or the payment of any money or transfer of property to Summit by or on behalf of Client, Guarantor, or any other party, should for any reason subsequently be determined to be “voidable” or “avoidable” in whole or in part within the meaning of any state or federal law (collectively “voidable transfers”), including, without limitation, fraudulent conveyances or preferential transfers under the United States Bankruptcy Code or any other federal or state law, and Summit is required to repay or restore any voidable transfers or the amount or any portion thereof, or upon the advice of Summit’s counsel is advised to do so, then, as to any such amount or property repaid or restored, including all reasonable costs, expenses, and attorneys fees of Summit related thereto, the liability of Guarantor shall automatically be revived, reinstated and restored and shall exist as though the voidable transfers had never been made.

          15.          Severability and Interpretation. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references in this Guarantee to the singular shall be deemed to include the plural when the context so requires, and vice versa. References in the collective or conjunctive shall also include the disjunctive unless the context otherwise clearly requires a different interpretation.

          16.           Continuing Guarantee. All agreements, representations, warranties, and covenants made herein by Guarantor shall survive the execution and delivery of this Guarantee and shall continue in effect so long as the Guarantor Indebtedness, the Client Indebtedness, or any portion thereof is outstanding and unpaid, notwithstanding any termination of the Guarantee. All agreements, representations, warranties, and covenants made herein by Guarantor shall survive any bankruptcy proceedings. This Guarantee shall bind the party making the same, and its successors, assigns, heirs, executors, and personal representatives. The death, insolvency, bankruptcy, disability, or lack of corporate power of Client, Guarantor, or any party at any time which is liable for the payment of any part or all of any Guarantor Indebtedness will not affect this Guarantee.

          17.           Joint and Several Liability. Each Guarantor shall be jointly and severally liable, with each other and with Client and with any other guarantors, for all obligations and liabilities arising under this Guarantee. All of the agreements, obligations, representations, and warranties contained herein shall apply to each Guarantor.

          18.           Jury Waiver, Exclusive Jurisdiction of Utah Courts. GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR IN TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS GUARANTEE.

          Guarantor acknowledges that by execution and delivery of this Guarantee, Guarantor has transacted business in the State of Utah and Guarantor hereby voluntarily submits himself or herself, consents to, and waives any defense, to the jurisdiction of courts located in the State of Utah as to all matters relating to or arising from this Guarantee. EXCEPT AS EXPRESSLY AGREED IN WRITING BY SUMMIT, THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF UTAH SHALL HAVE SOLE AND EXCLUSIVE JURISDICTION OF ANY AND ALL CLAIMS, DISPUTES, AND CONTROVERSIES ARISING UNDER OR RELATING TO THIS GUARANTEE. NO LAWSUIT, PROCEEDING, OR ANY OTHER ACTION RELATING TO OR ARISING UNDER THIS GUARANTEE MAY BE COMMENCED OR PROSECUTED IN ANY OTHER FORUM EXCEPT AS EXPRESSLY AGREED IN WRITING BY SUMMIT.

          19.         Disclosure of Information. Guarantor hereby consents to Summit disclosing to any financial institution or investor providing financing or capital for Summit, any and all information, knowledge, reports, and records, including, without limitation, financial statements, concerning Guarantor.

          20.           Entire Agreement. This Guarantee constitutes the entire agreement between Summit and Guarantor and may not be altered, amended or modified except in writing signed by Summit and Guarantor. All prior and contemporaneous agreements and representations, express or implied, are merged herein.

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          Dated: February 19, 2009.

GUARANTOR:

/s/ Daniel W. Dowe

Daniel W. Dowe